UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2008

Adino Energy Corporation

(Exact Name of Registrant as Specified in Charter)

Montana	333-74638	82-0369233
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2500 City West Boulevard, Suite 300 Houston, Texas 77042
(Address of principal executive offices)

(281) 209 – 9800

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| |	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

| |	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

| |	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

| |	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 26, 2008, the Company’s wholly-owned subsidiary, Intercontinental Fuels, LLC (“IFL”) assigned its rights and obligations under the purchase agreement with 17617 Aldine Westfield Road LLC (“Purchase Agreement”) to Lone Star Fuel Storage and Transfer LLC (“Lone Star”). The Purchase Agreement allowed IFL to acquire IFL’s fuel terminal for $3.55 million. Lone Star is expected to complete its purchase of the terminal by October 1.

On September 30, 2008, IFL signed a 5-year lease with Lone Star for the terminal for $30,000 per month in rent. The lease commences on October 1, 2008. The lease gives IFL the option to acquire the terminal at any time during the lease.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Adino Energy Corporation (Registrant)

By:	/s/ __________________
Timothy G. Byrd, Sr.
CEO

Dated:

September 30, 2008